SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 26, 2005

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania		17703-0967
(Address of principal executive offices)		(Zip Code)

(570) 322-1111
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On November 18, 2005, Penns Woods Bancorp, Inc. (the “Company”) filed an amendment to its Articles of Incorporation, as amended, with the Pennsylvania Department of State (the “Amendment”) to effect the previously disclosed six-for-five stock split on shares of the Company’s common stock declared by the Company’s board of directors on October 25, 2005 and payable November 18, 2005 to shareholders of record on November 4, 2005 (the “Stock Split”).  The Amendment changed each share of the Company’s common stock outstanding at the effective time of the Stock Split into one and one-fifth shares of the Company’s common stock and changed the par value of each share of the Company’s common stock from $10.00 per share to $8.33 per share.  All other provisions of the Company’s Articles of Incorporation remain unchanged.  The foregoing description is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 3.2.

Item 9.01            Financial Statements and Exhibits.

(c)           Exhibits:

The following exhibits are filed herewith:

3.1      Articles of Incorporation, as amended, of Penns Woods Bancorp, Inc. (Incorporated by reference to Exhibit 3.1 of Penns Woods Bancorp’s Registration Statement on Form S-4, SEC File No. 333-65821).

3.2      Amendment to Articles of Incorporation, as amended, of Penns Woods Bancorp, Inc.

99.1    Press release of Penns Woods Bancorp, Inc., dated October 26, 2005, announcing a six-for-five stock split (Incorporated by reference to Exhibit 99.1 of Penns Woods Bancorp’s Current Report on Form 8-K filed on November 1, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: November 21, 2005

	By:	/s/ Brian L. Knepp
Brian L. Knepp
Vice President of Finance

EXHIBIT INDEX

Exhibit Number

3.1	Articles of Incorporation, as amended, of Penns Woods Bancorp, Inc. (Incorporated by reference to Exhibit 3.1 of Penns Woods Bancorp’s Registration Statement on Form S-4, SEC File No. 333-65821)

3.2	Amendment to Articles of Incorporation, as amended, of Penns Woods Bancorp, Inc.

99.1

Press release of Penns Woods Bancorp, Inc., dated October 26, 2005, announcing a six-for-five stock split (Incorporated by reference to Exhibit 99.1 of Penns Woods Bancorp’s Current Report on Form 8-K filed on November 1, 2005)